Exhibit 10.56

Amendment to Distribution and Development Agreement

This Amendment to Distribution and Development Agreement (this “Amendment”) is entered into by and between Sekisui Diagnostics, LLC, a Delaware limited liability company (“Sekisui”), and Qualigen, Inc., a Delaware corporation (“Qualigen”), and shall be effective as of April 2, 2018. This Amendment amends that certain Distribution and Development Agreement dated May 1, 2016 between Sekisui and Qualigen, as amended to the date hereof (collectively, the “Distribution and Development Agreement”).

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Distribution and Development Agreement.

2. Amendment.

2.1 Section 1.18 of the Distribution and Development Agreement is hereby amended by striking such section in its entirety and substituting the following Section 1.18 in place thereof: “Products shall mean all of Qualigen’s current and future products, including those listed in Exhibit D, for sale under the trade names listed with such products, including any improvements thereto, but expressly excluding therefrom any product exclusively used in the fields of therapeutics and/or prophylactics (rather than in the field of diagnostics), (b) any program to develop one or more of such therapeutics and/or prophylactics products and (c) any products based upon one or more of such therapeutics and/or prophylactics inventions, but only to the extent of its use in the fields of therapeutics and/or prophylactics.

3. No Other Amendment. Except as expressly provided in this Amendment, the Distribution and Development Agreement is, and shall continue to be, in full force and effect in accordance with its terms, without further amendment thereto.

4. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original document, and all of which, together, shall be deemed one instrument. PDF copies or photocopies of signatures, and delivery by email of PDF copies, shall be as effective as originals.

In Witness Whereof, the parties to this Amendment to Distribution and Development Agreement, having read and understood the foregoing, acknowledge their legally binding acceptance of this Amendment to Distribution and Development Agreement by the signatures of their respective authorized representatives below.

Sekisui Diagnostics, LLC		Qualigen, Inc,

By:	/s/ Robert T. Schruender	By:	/s/ Michael Poirier
Name:	Robert T. Schruender	Name:	Michael Poirier
Title:	President and CEO	Title:	President and CEO